Exhibit 23.2

DALE MATHESON

CARR-HILTON LABONTE

Chartered Accountants

December 28, 2005

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.,

Washington  DC  20549

Re: RNS Software Inc. –Form SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated December 28, 2005, of the following:

•

Our report to the Stockholders and Board of Directors of RNS Software, Inc. dated August 19, 2005 on the financial statements of the Company as at June 30, 2005 and the statements of operations, changes in stockholders’ equity and cash flows for the period from January 6, 2005 (inception) to June 30, 2005.

In addition, we also consent to the reference to our firm included under the heading “Experts” in this Registration Statement.

Yours truly,

/s/ Dale Matheson Carr-Hilton LaBonte

Dale Matheson Carr-Hilton LaBonte

Chartered Accountants

Vancouver, British Columbia

Suite 1700 – 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 * Fax: 604 687 4216